Exhibit 10.5A

[Form of]

Share Option Agreement

Under the XOMA Ltd.

2010 Long Term Incentive and Share Award Plan

(A)	Optionee:	(E)	Payroll Number (if applicable):

(B)	Grant Date:	(F)	Expiration Date:

(C)	Shares:	(G)	Exercise Price:

(D)	Share Installments:	(H)	Option Type:
	[insert language]		[Incentive Share Option] [Non-Qualified Option]

XOMA Ltd. has granted you an option to purchase the number of Shares shown in item (C) above (the “Optioned Shares”) at the Exercise Price per share shown in item (G) above. This option is subject to the terms of the Company's 2010 Long Term Incentive and Share Award Plan (the “Plan”), the terms of which are incorporated herein by reference, and to the terms and conditions set forth in this Share Option Agreement (this “Agreement”).  If item (H) above indicates this is an incentive share option, it is intended to be entitled to special tax treatment under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and if item (H) above indicates this is a non-qualified share option, it is not entitled to such special tax treatment. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

The details of your option are as follows:

1.           Term.  The term of this option commences on the Grant Date shown in item (B) above and, except as provided in Section 4 and Subsection 5(a) hereof, expires at the close of business on the Expiration Date shown in item (F) above, which is ___(__)1 years from the Grant Date. Upon the Expiration Date or upon the sooner termination of this option under Section 4 or Subsection 5(a), this option will cease to be exercisable and have no further force or effect whatsoever.

1	Not to exceed 10 years.

2.           Transferability.  If this option is a non-qualified share option, it may be transferred or assigned by you to your spouse or descendent (any such spouse or descendent, your “Immediate Family Member”) or a corporation, partnership, limited liability company or trust so long as all of the shareholders, partners, members or beneficiaries thereof, as the case may be, are either you or your Immediate Family Member, provided that (i) there may be no consideration for any such transfer and (ii) subsequent transfers of the transferred option will be prohibited other than by will or the laws of descent and distribution. Following transfer, the option will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement any references to “you” will refer to the transferee. The events of Termination of Service will continue to be applied with respect to you, following which the option will be exercisable by the transferee only to the extent, and for the periods specified, in this Agreement.

If this option is an incentive share option, the option shall be exercisable during your lifetime only by you and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

3.           Exercise Schedule.  The option granted herein is or will become exercisable as set forth in the Exercise Schedule attached to this Agreement.

4.           Effect of Termination of Service.

(a)           If your Termination of Service occurs at any time during the option term for any reason other than as provided in Subsections (b), (c), (d) or (e) below, then the period for exercising this option will be limited to the six-month period commencing with the date of your Termination of Service; provided that in no event will this option be exercisable at any time after the Expiration Date. [During any such limited period of exercisability, this option may not be exercised for more than the number of Optioned Shares (if any) for which it is exercisable at the date of your Termination of Service.]2 Upon the expiration of any such limited period of exercisability or (if earlier) upon the Expiration Date, this option will terminate and cease to be outstanding.

(b)           If your Termination of Service is due to your death at a time when the option remains outstanding, then this option [will become fully exercisable on the date of death even if the option was not fully exercisable prior to death, and]3 will remain exercisable for a twelve-month period following the date of death; provided that in no event shall this option be exercisable at any time after the Expiration Date.  Upon the expiration of such twelve-month period or (if earlier) upon the Expiration Date, this option will terminate and cease to be outstanding.  Upon your death, the option will be exercisable by the personal representative of your estate or by the person or persons to whom the option is transferred pursuant to Section 2 above, provided any such exercise occurs prior to the earlier of (i) the expiration of

2	To be deleted in options where continuation of exercise schedule on Termination of Service is desired.

3	To be deleted in options for consultants.

the twelve-month period following the date of your death or (ii) the specified Expiration Date of the option term.

(c)           If you become permanently disabled and, by reason thereof your Termination of Service occurs at any time during the option term, then you will have a period of twelve months (commencing with the date of such Termination of Service) during which to exercise this option; provided, that in no event shall this option be exercisable at any time after the Expiration Date. [During such limited period of exercisability, this option may not be exercised for more than the number of Optioned Shares (if any) for which this option is exercisable at the date of your Termination of Service.]4 Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option will terminate and cease to be outstanding. You will be deemed to be permanently disabled if you are, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) consecutive months or more, unable to perform your usual duties for the Company or its Subsidiaries.

(d)           [If you retire at or after age fifty-five (55) and the sum of your age on the date of retirement plus years of full-time employment or consultancy with the Company exceeds seventy (70) (“Retirement”) and if by reason thereof your Termination of Service occurs at any time during the option term, then this option will become fully exercisable as of the date of Retirement (even if the option was not fully exercisable prior to Retirement) and will remain exercisable for the full option term until the Expiration Date as if you had not incurred a Termination of Service.  On the Expiration Date, the option will terminate and cease to be outstanding.]5

(e)           Should (i) your Termination of Service occur for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud, embezzlement or theft, any unauthorized disclosure or use of confidential information or trade secrets or, if you have an employment or consulting agreement with the Company, termination thereunder “for cause” (or any similar concept) as provided in such agreement), or (ii) you make or attempt to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its Subsidiaries, then in any such event this option will terminate and cease to be exercisable immediately upon the date of such Termination of Service or such unauthorized use or disclosure of confidential or secret information or attempt thereat.

5.           Change in Control.

(a)           In the event of a Change in Control, except as provided below, this option shall, at the time of the Change in Control, become fully exercisable for the total number of Shares purchasable under such option [so that such option may be exercised simultaneously with consummation of such Change in Control for all of the Shares of the Company subject

4	To be deleted in options where continuation of exercise schedule on Termination of Service is desired.

5	In options for directors or consultants, replace with “[Intentionally omitted.]”

to this option].6  However, this option shall not be so accelerated if and to the extent such option is, in connection with the Change in Control, either to be assumed by the successor corporation or parent thereof or to be replaced with comparable options to purchase capital stock of the successor corporation or parent thereof, such comparability to be determined by the Committee. [In any such case, an appropriate adjustment as to the number and kind of Shares and the per share exercise prices will be made.  No fractional Shares will be issued on account of any adjustment specified above.  Immediately following the consummation of the Change in Control, this option will, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.]7

(b)           The Committee will use reasonable efforts to provide you with written notice of a Change in Control at least ten business days prior to the effective date.

(c)           This Agreement will not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, amalgamate, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.           Privilege of Share Ownership.  The holder of this option will not have any rights of a shareholder with respect to the Optioned Shares until such individual has exercised the option, paid the Exercise Price and been issued a certificate for, or had his or her securities account credited with, the purchased Shares.

7.           Manner of Exercising Option.

(a)           In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, you (or in the case of exercise after your death, your executor, administrator, heir, legatee or transferee as the case may be) must take the following actions:

(i)          Provide the Secretary of the Company with written notice of such exercise, specifying the number of Optioned Shares with respect to which the option is being exercised.

(ii)          Pay the Exercise Price for the purchased Optioned Shares in one or more of the following alternative forms:  (A) full payment in cash or by check payable to the Company's order; (B) full payment in Shares of the Company valued at Fair Market Value (as such term is defined in the Plan) on the exercise date; (C) full payment in combination of Shares of the Company valued at Fair Market Value on the exercise date and cash or check payable to the Company's order; or (D) payment effected through a broker-dealer sale and remittance procedure pursuant to which you (I) will provide irrevocable written instructions to the designated broker-dealer to

6	To be included only in options for directors.

7	To be included only in options where language at footnote 6 is also included.

effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate Exercise Price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) will provide written directives to the Company to deliver the certificates for the purchased Shares directly to such broker-dealer.

(iii)          Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than you, have the right to exercise this option.

(b)           In no event may this option be exercised for any fractional share.

8.           Compliance with Laws and Regulations.

(a)           The exercise of this option and the issuance of Optioned Shares upon such exercise will be subject to compliance by the Company and by you with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company's Shares may be listed at the time of such exercise and issuance.

(b)           In connection with the exercise of this option, you will execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

9.           Restrictive Legends.  If and to the extent any Optioned Shares acquired under this option are not registered under the Securities Act of 1933, the certificates for such Optioned Shares will be endorsed with restrictive legends, including (without limitation) the following:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) an opinion of counsel to the Company that registration under such Act is not required with respect to such sale or offer.”

10.           Successors and Assigns.  Except to the extent otherwise provided in Section 2 and Subsection 5(a), the provisions of this Agreement will inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns and the successors and assigns of the Company.

11.           Liability of the Company.

(a)           If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may without shareholder approval be issued under the Plan, then this option will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this option will relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such approval will not have been obtained.

12.           No Employment or Consulting Contract; No Right to Nomination.  If you are an employee of or consultant to the Company, nothing in this Agreement or in the Plan will confer upon you any right to continue in the employ or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate of the Company employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your employee or consultant status as the case may be, at any time for any reason whatsoever, with or without cause.  If you are a director, neither this Agreement nor any action taken hereunder will be construed as giving you any right to be nominated for re-election to the Board of Directors of the Company.

13.           Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at its principal offices. Any notice required to be given or delivered to you will be in writing and addressed to you at the address indicated below your signature line herein. All notices will be deemed to be given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.           Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. Any dispute regarding the interpretation of this Agreement will be submitted to the Committee for resolution. The decision of the Committee will be final, binding and conclusive. Questions regarding this option or the Plan should be referred to the Legal Department of the Company.

15.           Governing Law.  The interpretation, performance, and enforcement of this Agreement will be governed by the laws of Bermuda.

16.           Additional Terms Applicable to an Incentive Share Option.  If this option is an incentive share option, the following terms and conditions will apply to the grant:

(a)           This option will cease to qualify for favorable tax treatment as an incentive share option under the Code if (and to the extent) this option is exercised for Optioned Shares:  (i) more than three months after the date you cease to be an employee for any reason other than death or permanent disability (as defined in Subsection 4(c)) or (ii) more than one (1) year after the date you cease to be an employee by reason of permanent disability.

(b)           Except in the event of a Change in Control under Section 5, this option will not become exercisable in the calendar year in which granted if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Company's Shares for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Shares for which this option or one or more other post-1986 incentive share options granted to you prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Section 16(b) would not be contravened.

(c)           Should the exercisability of this option be accelerated upon a Change in Control in accordance with Section 5, then this option will qualify for favorable tax treatment as an incentive share option under the Federal tax laws only to the extent the aggregate fair market value (determined at the Grant Date) of the Company's Shares for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Shares for which this option or one or more other post-1986 incentive share options granted to you prior to Grant Date (whether under the Plan or any other option plan of the Company or any parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

(d)           To the extent that this option fails to qualify as an incentive share option under the Federal tax laws, you will recognize compensation income in connection with the acquisition of one or more Optioned Shares hereunder, and you must make appropriate arrangements for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.

17.           Additional Terms Applicable to a Non-Qualified Share Option.  In the event this option is a non-qualified share option, you hereby agree to make appropriate arrangements with the Company or Subsidiary thereof by which you are employed or retained for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

                               XOMA Ltd.

               By:  __________________________________
                                                                   Steven B. Engle
                                                                   Chairman and Chief Executive Officer

                                                                       Dated:  ________________________________

    I hereby agree to be bound by the terms and conditions of this Agreement and the Plan.

                                                                       By:  __________________________________

                                                                       Dated:  ________________________________

    If the optionee resides in California or another community property jurisdiction, I, as the optionee's spouse, also agree to be bound by the terms and conditions of this Agreement and the Plan.

                                  By:  ___________________________________

                                                      Dated:  _________________________________